Exhibit 99.1

Cision Ltd. Announces Effectiveness of Registration Statement

For its Exchange Offer and Consent Solicitation Relating to its Warrants

CHICAGO, May 14, 2018 /PRNewswire/ -- Cision (NYSE: CISN) announced today that its Registration Statement filed with the Securities and Exchange Commission (the “SEC”) registering ordinary shares of Cision issuable as part of Cision’s previously announced exchange offer (the “Exchange Offer”) and consent solicitation (the “Consent Solicitation”) relating to certain of its outstanding warrants, has been declared effective by the SEC.

The Exchange Offer and Consent Solicitation will be open until 11:59 p.m., Eastern Daylight Time, on May 15, 2018, or such later time and date to which Cision may extend, as described in the Schedule TO and Prospectus/Offer to Exchange (the "Expiration Date"). Tendered warrants may be withdrawn by holders at any time prior to the Expiration Date. Cision's obligation to complete the Exchange Offer and Consent Solicitation is not conditioned on the receipt of a minimum number of tendered warrants.

Cision has engaged Citigroup Global Markets Inc. as the Dealer Manager for the Exchange Offer and Consent Solicitation. Any questions or requests for assistance concerning the Exchange Offer and Consent Solicitation may be directed to Citigroup Global Markets Inc. at (212) 723-7450. D.F. King & Co., Inc. has been appointed as the Information Agent for the Exchange Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company has been appointed as the Exchange Agent.

Important Additional Information Has Been Filed with the SEC

Copies of the Schedule TO/A and Prospectus/Offer to Exchange are available free of charge at the website of the SEC at www.sec.gov. Requests for documents may also be directed to Citigroup Global Markets Inc. at (212) 723-7450.

A registration statement on Form S-4 relating to the securities to be issued in the Exchange Offer has been declared effective by the Securities and Exchange Commission.

This announcement is for informational purposes only and shall not constitute an offer to purchase or a solicitation of an offer to sell the warrants or an offer to sell or a solicitation of an offer to buy any ordinary shares in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Exchange Offer and Consent Solicitation are being made only through the Schedule TO and Prospectus/Offer to Exchange, and the complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus/Offer to Exchange. Holders of the warrants are urged to read the Schedule TO and Prospectus/Offer to Exchange carefully before making any decision with respect to the Exchange Offer and Consent Solicitation because they contain important information, including the various terms of, and conditions to, the Exchange Offer and Consent Solicitation. None of Cision, or any of its management or its board of directors, or the Information Agent, the Exchange Agent or the Dealer Manager makes any recommendation as to whether or not holders of warrants should tender warrants for exchange in the Exchange Offer or consent to the Warrant Amendment in the Consent Solicitation.

Forward looking statements

This press release contains "forward-looking statements," as defined by federal securities laws, including statements regarding the expected timing of the Exchange Offer and Consent Solicitation. Forward-looking statements reflect Cision's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words "believe," "expect," "anticipate," "will," "could," "would," "should," "may," "plan," "estimate," "intend," "predict," "potential," "continue," and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Risk Factors" in Cision's Registration Statement on Form S-4/A, filed on May 9, 2018, as such factors may be updated from time to time in Cision's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Cision's filings with the SEC. While forward-looking statements reflect Cision's good faith beliefs, they are not guarantees of future performance. Cision disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Cision (or to third parties making the forward-looking statements).

Investor Contact:
Jack Pearlstein
Chief Financial Officer
Jack.Pearlstein@cision.com

Media Contact:
Nick Bell
Vice President, Marketing Communications and Content
CisionPR@cision.com